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                                                                    EXHIBIT 11.1

              SCHEDULE REGARDING COMPUTATION OF PER SHARE EARNINGS
                         (000's except per share data)

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
                                                                 Three Months
                                                                  Ended March
                                                                      31,
                                                                 --------------
                                                                  1999    1998
                                                                 ------  ------
Net income (loss)............................................... $1,726  $1,279
Less preferred stock dividends..................................    (31)    --
                                                                 ------  ------
Income available to common stockholders--basic.................. $1,695  $1,279
                                                                 ======  ======
Less preferred stock dividends..................................     31     --
                                                                 ------  ------
Income available to common stockholders--diluted................ $1,726  $1,279
                                                                 ======  ======
Basic weighted average shares outstanding.......................  8,130   7,855
Common equivalent shares:
  Dilutive stock options........................................     22      97
  Dilutive warrants.............................................    232     708
  Convertible preferred stock...................................    254     --
                                                                 ------  ------
Diluted weighted average shares outstanding.....................  8,638   8,660
                                                                 ======  ======
Basic earnings (loss) per share................................. $ 0.21  $ 0.16
                                                                 ======  ======
Diluted earnings (loss) per share............................... $ 0.20  $ 0.15
                                                                 ======  ======
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